Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS SECOND QUARTER RESULTS

DALLAS, TX (October 26, 2015) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2016 ended September 30, 2015. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior fiscal year’s second quarter):

Total Company Highlights

•	Record quarterly revenues of $329.0 million, up 16%

•	Net earnings of $29.8 million, down 41%

•	Net earnings were reduced by $26.2 million (after-tax) of Non-Routine Items related to our Oil and Gas Proppants Segment. See attachment 5.

•	Adjusted EBITDA(1) of $109.7 million, up 14%

•	Net earnings per diluted share of $0.59, down 41%

•	Net earnings per diluted share were reduced by $0.52 per share (after-tax) of Non-Routine Items related to our Oil and Gas Proppants Segment. See attachment 5.

Other Notable Highlights

•	Record Cement earnings of $48.6 million, up 26%

•	Wallboard and Paperboard combined earnings of $48.1 million, up 7%

•	Net debt-to-capitalization ratio of 32%

•	The Company repurchased 384,000 shares of common stock from August 10, 2015 through October 6, 2015

•	Completed the acquisition of the Skyway slag cement facility from Holcim (US) Inc.

Eagle’s construction products and building materials businesses continued to perform exceptionally well during the second quarter, with the Cement and Paperboard businesses reporting record quarterly operating earnings and our wallboard and concrete and aggregates businesses reporting year-over-year improvements. Demand for our building materials and construction products remains strong in each of our regional markets.

Cash flow from operations improved 12% and was used to fund the Skyway acquisition, make capital improvements, pay dividends, reduce debt and repurchase shares. Eagle ended the quarter with a net debt-to-capitalization ratio of 32%.

(1)	Adjusted EBITDA is a non-GAAP financial measure. See attachment 5 for a reconciliation to the relevant GAAP measure.

The decline in oil prices during the summer adversely impacted U.S. oil and gas drilling activity leading to further reductions in demand and pricing for proppants. As a result, we recorded impairments to several intangible assets originally booked in connection with our acquisition of CRS Proppants and revalued downward certain raw sand inventory values. The impairments and inventory revaluation charges totaled approximately $37.8 million (pre-tax) and are recorded in Cost of Goods Sold within our Oil and Gas Proppants segment.

Cement, Concrete and Aggregates

Operating earnings from Cement for the second quarter were a record $48.6 million, and 26% higher than the same quarter a year ago. The earnings increase was driven primarily by an 8% increase in average net cement sales prices and record quarterly cement sales volumes.

Cement revenues for the second quarter, including joint venture and intersegment revenues, totaled $164.8 million, 13% greater than the same quarter last year. Our average net cement sales price for this quarter was $97.21 per ton, 8% higher than the same quarter last year. Cement sales volumes were a quarterly record 1.5 million tons, 1% higher than the same quarter a year ago.

Concrete and Aggregates reported operating earnings of $3.9 million for the second quarter, a 30% improvement from the same quarter a year ago, reflecting improved concrete and aggregates pricing along with improved concrete sales volumes.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard reported second quarter operating earnings of $48.1 million, up 7% from the same quarter last year. Improved Gypsum Wallboard and Paperboard sales volumes were the primary drivers of the quarterly earnings increase.

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $143.3 million, an 8% increase from the same quarter a year ago. The revenue increase reflects higher Gypsum Wallboard and Paperboard sales volumes slightly offset by a 1% decline in the average Gypsum Wallboard net sales price. The average Gypsum Wallboard net sales price this quarter was $157.88 per MSF, 1% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 619 million square feet (MMSF) represents a 9% increase from the same quarter last year.

Paperboard sales volumes were a second quarter record 75,000 tons, 7% higher than the same quarter a year ago. The average Paperboard net sales price this quarter was $505.12 per ton, 1% higher than the same quarter a year ago.

Oil and Gas Proppants

Oil and Gas Proppants reported second quarter revenues of $18.3 million, a 76% increase from the prior year, which reflects the impact of the acquisition of CRS Proppants during the third quarter of the prior fiscal year partially offset by lower second quarter frac sand sales volumes and sales prices at our legacy business, which declined 36% and 13%, respectively.

The second quarter’s loss of $44.6 million compares to operating income of $0.7 million in the same quarter a year ago. Our second quarter operating loss includes an impairment charge of $28.4 million related to intangible assets (customer contracts) generated from our acquisition of CRS Proppants and a write-down of $9.4 million in raw sand inventory values associated primarily with a downward revaluation of raw sand inventory that CRS Proppants purchased from a third party pursuant to a purchase contract entered into in connection with the plant expansion. We have fulfilled our obligations under this purchase contract.

Details of Financial Results

In the prior year’s second quarter, the Acquisition and Litigation Expenses consist of direct costs related to the acquisition of CRS Proppants and certain legal fees. Direct acquisition costs were approximately $0.4 million (pre-tax) and legal fees were approximately $1.7 million (pre-tax).

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, October 27, 2015. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; fluctuations in activity in the oil and gas industry, including the level of drilling and fracturing activity and demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings or governmental audits, inquiries or investigations; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015. These reports are filed with the Securities and Exchange Commission. With respect to our acquisition of CRS Proppants and the Skyway facility, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected synergies or other benefits of the transaction, significant transaction costs or unknown liabilities, changes in market conditions and general economic and business conditions that may affect us after the acquisitions. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1  Statement of Consolidated Earnings

Attachment 2  Revenues and Earnings by Lines of Business (Quarter and Six Months)

Attachment 3  Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4  Consolidated Balance Sheets

Attachment 5  Non-GAAP Financial Measures and Depreciation, Depletion and Amortization

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenues	$328,988	$284,808	$613,951	$551,059
Cost of Goods Sold	284,694 (1)	209,747	508,560	419,597

Gross Profit	44,294	75,061	105,391	131,462
Equity in Earnings of Unconsolidated JV	11,680	12,051	19,510	21,851
Other, net	572	883	1,007	1,562
Acquisition and Litigation Expense	—	(2,103)	—	(2,103)
Corporate General and Administrative Expenses	(9,364)	(7,414)	(18,355)	(14,456)

Earnings before Interest and Income Taxes	47,182	78,478	107,553	138,316
Interest Expense, net	(4,342)	(3,901)	(8,828)	(7,953)

Earnings before Income Taxes	42,840	74,577	98,725	130,363
Income Tax Expense	(13,021)	(24,258)	(31,144)	(42,334)

Net Earnings	$29,819	$50,319	$67,581	$88,029

EARNINGS PER SHARE
Basic	$0.60	$1.01	$1.36	$1.78

Diluted	$0.59	$1.00	$1.34	$1.75

AVERAGE SHARES OUTSTANDING
Basic	49,828,189	49,591,495	49,797,972	49,546,916

Diluted	50,470,151	50,427,286	50,460,947	50,357,914

(1)	Includes $37.8 million (pre-tax) of Non-Routine Items listed on Attachment 5

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Segment Operating Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,			Six Months Ended September 30,
	2015		2014	2015	2014
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$119,701		$111,655	$234,753	$224,332
Gypsum Paperboard	23,549		21,255	44,316	44,718

	143,250		132,910	279,069	269,050
Cement (Wholly Owned)	131,022		109,811	229,061	202,809
Oil and Gas Proppants	18,307		10,414	41,132	21,594
Concrete and Aggregates	36,409		31,673	64,689	57,606

Total	$328,988		$284,808	$613,951	$551,059

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$40,002		$37,002	$80,896	$74,430
Gypsum Paperboard	8,138		7,984	14,168	15,531

	48,140		44,986	95,064	89,961
Cement:
Wholly Owned	36,897		26,399	54,780	37,106
Joint Venture	11,680		12,051	19,510	21,851

	48,577		38,450	74,290	58,957
Oil and Gas Proppants	(44,600	) (1)	711	(50,236)	74
Concrete and Aggregates	3,857		2,965	5,783	4,321
Other, net	572		883	1,007	1,562

Sub-total	56,546		87,995	125,908	154,875
Acquisition and Litigation Expenses	—		(2,103)	—	(2,103)
Corporate General and Administrative Expenses	(9,364)		(7,414)	(18,355)	(14,456)

Earnings Before Interest and Income Taxes	$47,182		$78,478	$107,553	$138,316

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3
(1)	Includes $37.8 million (pre-tax) of Non-Routine Items listed on Attachment 5

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Gypsum Wallboard (MMSF’s)	619	567	+9%	1,196	1,136	+5%
Cement (M Tons):
Wholly Owned	1,248	1,193	+5%	2,239	2,200	+2%
Joint Venture	236	283	-17%	448	567	-21%

	1,484	1,476	+1%	2,687	2,767	-3%
Paperboard (M Tons):
Internal	30	28	+7%	58	55	+5%
External	45	42	+7%	86	87	-1%

	75	70	+7%	144	142	+1%
Concrete (M Cubic Yards)	324	286	+13%	573	521	+10%
Aggregates (M Tons)	764	872	-12%	1,431	1,690	-15%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Gypsum Wallboard (MSF)	$157.88	$160.09	-1%	$160.57	$160.92	0%
Cement (Ton)	$97.21	$90.20	+8%	$97.74	$90.42	+8%
Paperboard (Ton)	$505.12	$501.27	+1%	$504.49	$505.52	0%
Concrete (Cubic Yard)	$92.07	$86.74	+6%	$92.06	$85.73	+7%
Aggregates (Ton)	$8.50	$7.82	+9%	$8.24	$7.61	+8%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Intersegment Revenues:
Cement	$4,232	$2,911	$7,358	$5,271
Paperboard	15,596	14,324	30,147	28,340
Concrete and Aggregates	262	288	514	517

	$20,090	$17,523	$38,019	$34,128

Cement Revenues:
Wholly Owned	$131,022	$109,811	$229,061	$202,809
Joint Venture	29,536	33,139	56,547	65,717

	$160,558	$142,950	$285,608	$268,526

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2015	2014	2015*
ASSETS
Current Assets –
Cash and Cash Equivalents	$6,348	$11,063	$7,514
Accounts and Notes Receivable, net	154,959	132,823	113,577
Inventories	224,667	190,711	235,464
Prepaid and Other Assets	9,026	6,309	10,080

Total Current Assets	395,000	340,906	366,635

Property, Plant and Equipment –	2,041,242	1,698,495	1,962,215
Less: Accumulated Depreciation	(779,010)	(708,311)	(740,396)

Property, Plant and Equipment, net	1,262,232	990,184	1,221,819
Investments in Joint Venture	49,883	45,489	47,614
Notes Receivable	2,760	2,966	2,847
Goodwill and Intangibles	177,069	159,835	211,167
Other Assets	33,306	15,007	32,509

	$1,920,250	$1,554,387	$1,882,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$70,584	$66,953	$77,749
Accrued Liabilities	50,066	47,845	46,830
Federal Income Tax Payable	5,108	8,610	2,952
Current Portion of Long-term Debt	57,045	9,500	57,045

Total Current Liabilities	182,803	132,908	184,576

Long-term Liabilities	70,425	54,070	69,055
Bank Credit Facility	327,000	120,000	330,000
Senior Notes	125,714	182,759	125,714
Deferred Income Taxes	144,617	142,259	162,653
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 50,286,652; 50,265,957 and 50,245,364 Shares, respectively.	503	503	502
Capital in Excess of Par Value	273,372	266,212	272,441
Accumulated Other Comprehensive Losses	(11,428)	(5,271)	(12,067)
Retained Earnings	807,244	660,947	749,717

Total Stockholders’ Equity	1,069,691	922,391	1,010,593

	$1,920,250	$1,554,387	$1,882,591

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Non-GAAP Financial Measures and Depreciation, Depletion and Amortization

(unaudited)

A reconciliation of Net Earnings to Adjusted EBITDA for the quarter ended September 30, 2015 and 2014 is as follows:

Adjusted EBITDA represents earnings before income taxes, interest, depreciation, depletion and amortization and non-routine items including impairment charges and working capital revaluation. Adjusted EBITDA is a non-GAAP financial measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost basis. Management uses Adjusted EBITDA as an alternative basis for comparing operating results of the Company from period to period, for purposes of its budgeting and planning processes and for purposes of monitoring compliance with specific requirements of its credit agreement and other debt instruments. Management believes Adjusted EBITDA is a useful alternative measure that allows comparison of operating results without regard to fluctuations from period to period in tax rates, interest rates, depreciation schedules and other factors. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other measure of financial performance in accordance with GAAP.

$ in thousands	Quarter Ended September 30,
	2015	2014
Net Earnings	$29,819	$50,319
Add back:
Income Tax Expense	13,021	24,258
Interest Expense	4,342	3,901
Depreciation, Depletion and Amortization	24,770	17,574
Intangible Impairment	28,354	—
Inventory Writedown	9,405	—

Adjusted EBITDA – Non-GAAP Measure	$109,711	$96,052

The following presents depreciation, depletion and amortization by segment for the quarters ended September 30, 2015 and 2014:

$ in thousands	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended September 30,
	2015	2014
Cement	$8,629	$7,987
Gypsum Wallboard	4,819	5,031
Paperboard	2,063	2,058
Oil and Gas Proppants	7,205	684
Concrete and Aggregates	1,565	1,369
Other	489	445

	$24,770	$17,574

Eagle Materials Inc.

Attachment 5 (continued)

Eagle Materials Inc.

Non-GAAP Financial Measures

(unaudited)

The following reflects the itemization of Non-Routine Items included in net earnings for the quarter ended September 30, 2015 and was determined using our effective tax rate for of 30.4% for the quarter:

$ in millions, except per share data	Quarter Ended September 30,
2015
After-tax impact of the Intangible Impairment	$19.7
After-tax impact of the Inventory Writedown	6.5

Total Non-Routine Items Impact, net	$26.2
Diluted Shares outstanding	50.5
Diluted earnings per share impact from Non-Routine Items	$0.52